Exhibit 99.3

NOTICE OF APPOINTMENT

OF SUCCESSOR TRUSTEE

To the holders of Textron Financial Corporation Medium Term Notes identified on attached Annex 1 (the “Securities”)

NOTICE IS HEREBY GIVEN that Textron Financial Corporation (the “Company”) has received a notice of resignation from U.S. Bank National Association (successor to SunTrust Bank), as Trustee, Paying Agent and Registrar pursuant to Section 5.8 of the Indenture dated December 9, 1999, as amended and supplemented by the First Supplemental Indenture dated as of November 16, 2006 (as amended, the “Indenture”), and as Calculation Agent under the Calculation Agent Agreement dated November 16, 2006, such resignation to be effective December 17, 2007.

NOTICE IS HEREBY FURTHER GIVEN that pursuant to Section 5.8 of the Indenture, the Company has appointed The Bank of New York Trust Company, N.A., a national banking association, as successor Trustee, Paying Agent and Registrar under the Indenture and Calculation Agent under the Calculation Agent Agreement. The Bank of New York Trust Company, N.A has, pursuant to Section 5.9 of the Indenture, accepted such appointment to be effective December 17, 2007. The address of the Corporate Trust Office of The Bank of New York Trust Company, N.A is 222 Berkeley Street, 2nd Floor, Boston, Massachusetts 02116, Attention: Corporate Finance. Securities being sent to The Bank of New York Trust Company, N.A for payment, registration of transfer or exchange should be sent to the following address:

By Mail or Overnight Courier:

The Bank of New York

One Wall Street, 3rd Floor,

INCOMING WINDOW

New York, NY 10286

TRUST A/C # [insert account number & name]

Textron Financial Corporation, as Issuer

U.S. Bank National Association, as Resigning Trustee

Dated: December 17, 2007

Annex 1

Outstanding	Effective Date	Maturity Date	CUSIP
$500,000,000.00	11/22/2002	11/20/2009	88319AQ4
100,000,000.00	8/26/2004	8/15/2014	88319QG56
400,000,000.00	3/3/2005	3/3/2008	88319QG98
400,000,000.00	4/28/2005	5/3/2010	88319QH22
100,000,000.00	5/2/2005	5/2/2008	88319QH230
50,000,000.00	8/22/2005	3/3/2008	88319QG98
50,000,000.00	10/12/2005	5/3/2010	88319QH22
65,000,000.00	10/27/2005	5/3/2010	88319QH22
100,000,000.00	11/7/2005	11/7/2008	88319GQ63
20,000,000.00	11/7/2005	11/7/2008	88319QH71
50,000,000.00	1/12/2006	1/12/2009	88319QH97
400,000,000.00	2/3/2006	2/3/2011	88319QJ20
10,000,000.00	2/22/2006	2/23/2009	88319QJ38
10,000,000.00	3/16/2006	9/16/2009	88319QJ46
25,000,000.00	4/12/2006	4/12/2009	88319QJ53
50,000,000.00	4/26/2006	4/12/2009	88319QJ53
110,000,000.00	6/2/2006	6/2/2008	88319QJ61
20,000,000.00	6/2/2006	6/2/2009	88319QJ87
200,000,000.00	6/5/2006	6/5/2009	88319QJ95
155,000,000.00	7/5/2006	1/5/2010	88319QK28
70,000,000.00	7/11/2006	1/5/2010	88319QK28
25,000,000.00	9/8/2006	9/8/2026	88319QK36
200,000,000.00	9/29/2006	9/29/2009	88319QK51
200,000,000.00	11/2/2006	11/2/2009	88319QK69
51,000,000.00	11/8/2006	11/8/2010	88319QK77
63,000,000.00	12/14/2006	12/14/2009	88319QK85
25,000,000.00	12/21/2006	12/21/2008	88319QK93
255,000,000.00	1/11/2007	1/11/2010	88319QL27
150,000,000.00	2/27/2007	2/25/2011	88319QL35
125,000,000.00	3/19/2007	3/19/2010	88319QL45
60,000,000.00	5/2/2007	3/19/2010	88319QL43
50,000,000.00	5/7/2007	5/7/2010	88319QL50
10,000,000.00	7/17/2007	7/17/2037	88319QL68
275,000,000.00	9/6/2007	9/10/2008	88319QL76
55,000,000.00	9/12/2007	9/14/2009	88319QK44
450,000,000.00	11/1/2007	11/1/2010	88319QL84